SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 4, 2007
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On May 4, 2007, our Board of Directors appointed Scott M. Sellick, 44, as our Vice President, Chief Accounting Officer, and Gregory T. Geswein as our Vice President, Chief Financial Officer, in each case effective May 23, 2007.
     Mr. Sellick, who was appointed as Vice President, Chief Financial Officer in May 2003, will continue to serve in that role until May 23, 2007. From May 2002 to May 2003, Mr. Sellick was our Director of Tax and Accounting. Mr. Sellick’s compensation arrangements, as detailed in our proxy statement filed with the Securities and Exchange Commission on April 2, 2007, will not be changed when he moves into his new position as Vice President, Chief Accounting Officer.
     Mr. Geswein, 52, comes to Libbey from Reynolds & Reynolds Company, where Mr. Geswein served as Senior Vice President, Chief Financial Officer from 2005 to April 30, 2007. Prior to its merger with Universal Computer Systems, Inc. in October 2006, Reynolds & Reynolds was a provider of integrated software solutions and services to automobile dealers. Its common stock was listed on the New York Stock Exchange, and its revenues for its 2005 fiscal year (the last completed fiscal year before the merger) were approximately $1.0 billion.
     Before joining Reynolds & Reynolds, Mr. Geswein served from 2000 to 2005 as Senior Vice President, Chief Financial Officer for Diebold, Inc. (NYSE: DBD), which develops, manufactures, sells and services self-service transaction systems, electronic and physical security systems, software and various products used to equip bank facilities and electronic voting terminals. Diebold’s revenues for its 2006 fiscal year were approximately $2.9 billion.
     In connection with Mr. Geswein’s appointment, we will enter into an employment agreement and a change in control agreement on terms substantially the same as those set forth in the employment and change in control agreements to which Mr. Sellick is a party, as detailed in our proxy statement filed with the Securities and Exchange Commission on April 2, 2007. However, pursuant to Mr. Geswein’s employment agreement, we will agree to pay Mr. Geswein an annual base salary of $318,500. Mr. Geswein will be eligible under our Senior Management Incentive Plan (which we refer to as our “SMIP”) for an annual cash incentive award in a target amount equal to 60% of his annual base salary. Forty percent (40%) of his target SMIP award is based upon achievement of a single, corporate-wide financial performance measure — income from operations. The remaining 60% of his target SMIP award is based upon achievement of a series of other goals that will be tailored specifically to his responsibilities. As with our other executive officers, Mr. Geswein is eligible to earn up to 200% of his target SMIP award; however, in Mr. Geswein’s case, his target award will be prorated for 2007 to reflect his May 23, 2007 start date.
     Mr. Geswein also will be eligible for long-term incentive awards under Libbey’s long-term incentive plan, with a target payout equal to 80% of his annual base salary. As with our other executive officers, Mr. Geswein’s target award will have three components: (a) performance shares; (b) restricted stock units (RSUs); and (c) non-qualified stock options (NQSOs). Accordingly, the Compensation Committee of our Board of Directors has granted to Mr. Geswein, effective as of May 23, 2007, the following awards:
•	Non-qualified stock options that (i) have a grant date fair value, as determined under FAS 123R, equal to $50,960; (ii) vest 25% on each of the first, second, third and fourth anniversaries of the grant date (May 23, 2007); and (iii) have an exercise price equal to the closing price of our common stock on the New York Stock Exchange on the grant date. The number of non-qualified stock options will be determined by dividing $50,960 by the Black-Scholes value as of the grant date.

•	Restricted stock units that have a grant date fair value, as determined under FAS 123R, equal to $101,920 and that vest 25% on each of the first, second, third and fourth anniversaries of the grant date (May 23, 2007). The number of restricted stock units will be determined by dividing $101,920 by the average closing price of our common stock on the New York Stock Exchange over a period of 60 consecutive trading days ending on the grant date.

•	Under our long-term incentive plan approved by the Compensation Committee for the period beginning July 1, 2006 and ending December 31, 2008, a target number of performance shares having a grant date fair value, as determined under FAS 123R, equal to (i) $6,795 for the July 1, 2006 through December 31, 2007 performance cycle and (ii) $18,199 for the July 1, 2006 through December 31, 2008 performance cycle. The target number of performance shares for each of these performance cycles will be determined by dividing the applicable grant date fair value by the average closing price of our common stock on the New York Stock Exchange over a period of 60 consecutive trading days ending on the grant date.

•	Under our long-term incentive plan approved by the Compensation Committee for the three-year performance cycle beginning January 1, 2007 and ending December 31, 2009, a target number of performance shares having a grant date fair value, as determined under FAS 123R, equal to $66,503. The target number of performance shares will be determined by dividing the applicable grant date fair value by the average closing price of our common stock on the New York Stock Exchange over a period of 60 consecutive trading days ending on the grant date.
     Performance shares for the July 1, 2006 through December 31, 2007 performance cycle, the July 1, 2006 through December 31, 2008 performance cycle and the January 1, 2007 through December 31, 2009 performance cycle may be earned if and to the extent that we achieve EBITDA equal to at least 85% of our cumulative, budgeted EBITDA for the applicable performance cycle. If we achieve that threshold level of performance, Mr. Geswein will earn 50% of the number of performance shares. If we achieve 100% of our cumulative, budgeted EBITDA for a particular performance cycle, Mr. Geswein will earn the target number of performance shares for that performance cycle. If we achieve at least 115% of our cumulative, budgeted EBITDA for a particular performance cycle, Mr. Geswein will earn 200% of the target number of performance shares for that performance cycle.
     Finally, the Compensation Committee of our Board of Directors has granted to Mr. Geswein, effective as of May 23, 2007, a special grant of 50,000 non-qualified stock options that (a) have an exercise price equal to the closing price of our common stock on the New York Stock Exchange on the grant date (May 23, 2007) and (b) vest in their entirety on the third anniversary of Mr. Geswein’s May 23, 2007 start date.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

LIBBEY INC. Registrant

Date: May 9, 2007	By:	/s/ Scott M. Sellick

Scott M. Sellick Vice President, Chief Financial Officer (Principal Accounting Officer)